EXHIBIT 10.49

PROMISSORY NOTE EXTENSION AGREEMENT

$250,000.00	April 30, 2014

For value received, Guardian 8 Holdings, a Nevada corporation (the “Maker”) promised to pay to Kansas Resource Development Company, or its registered assigns or successors in interest (the “Holder”) the Principal Amount and Interest (both as defined below) in the manner and upon the terms and conditions as set forth in that Term Note (“Note”) in the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), dated September 19, 2013, which Note becomes due and payable on or about April 30, 2014.

By execution by the parties herein, this Promissory Note Extension Agreement extends the Maturity Date of the Note to and including July 15, 2014. All terms and conditions of the Note shall remain the same other than the Maturity Date.

IN WITNESS WHEREOF, Maker and Holder have caused this Promissory Note Extension Agreement to be executed and delivered as of the day and year first above written.

“Maker”
Guardian 8 Holdings
a Nevada corporation

By: /s/ C. Stephen Cochennet
                                                                       C. Stephen Cochennet, Chief Executive Officer

“Holder”

Kansas Resource Development Company

By: /s/ George Shuck
      George Shuck, CFO